CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Paul Huet, Chief Executive Officer of Klondex Mines Ltd., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Klondex Mines Ltd.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2018	By:	/s/ Paul Andre Huet
Paul Andre Huet
President and Chief Executive Officer (Principal Executive Officer)